UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On November 5, 2025, PTC Inc. (“PTC”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Parrot US Buyer, L.P., a Delaware limited partnership (“Purchaser”), an entity controlled by investment funds affiliated with TPG Global, LLC. Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, PTC has agreed to sell, and Purchaser has agreed to acquire, PTC’s ThingWorx, and Kepware businesses (collectively, the “Business”), in exchange for total consideration consisting of $600,000,000 in cash (the “Purchase Price”) payable at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), subject to certain adjustments (discussed further below), plus the assumption by Purchaser of certain liabilities of the Business specified in the Purchase Agreement, as well the right to contingent consideration in an amount not to exceed $125,000,000 in certain circumstances following a sale of the Business by Purchaser (the “Transaction”).

As described in greater detail in the Purchase Agreement, the Purchase Price will be (i) increased or decreased to the extent the Working Capital (as defined in the Purchase Agreement) of the Business as of the Closing is higher or lower than a specified target amount, (ii) decreased by the amount of any Indebtedness (as defined in the Purchase Agreement) of the Business as of the Closing, (iii) decreased by $35 million to the extent the Business does not achieve certain financial performance metrics in the month ending prior to Closing, and (iv) decreased by a specified amount reflecting the average billed accounts receivable of the Business as of the four-quarter period ending June 30, 2025.

The Closing is subject to certain conditions, including (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the receipt of certain other regulatory approvals in foreign jurisdictions, (iii) the absence of any injunction or other judgment that prevents the Closing and (iv) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement. Under the Purchase Agreement, the Closing will occur on the later of (x) February 1, 2026 and (y) the second business day following the date on which the closing conditions are satisfied or waived (other than those conditions that are to be satisfied by action taken at the Closing); provided that either party may cause the Closing to be delayed until the last day of a calendar month in certain circumstances. The Closing is not subject to a financing condition or to the approval of PTC’s shareholders.

The Purchase Agreement contains termination rights for each of PTC and Purchaser, including the right for either party to terminate the Purchase Agreement if the transactions contemplated by the Purchase Agreement have not been completed by August 5, 2026 (the “Outside Date”), provided, however, that (i) if, on the Outside Date, certain required regulatory approvals have not been satisfied but all other conditions to closing (other than conditions which by their nature are to be satisfied at the closing) have been satisfied or waived, the Outside Date will be automatically extended to November 5, 2026. The right to terminate the Purchase Agreement at the Outside Date will not be available to a party if the failure of the Closing to have been consummated on or before such date was primarily caused by the failure of such party to perform any of its obligations under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties and PTC and the Purchaser have agreed to customary covenants relating to the sale of the Business. From the date of the Purchase Agreement until the Closing, PTC is required to use reasonable best efforts to conduct the Business in the ordinary course of business, and to comply with certain covenants regarding the operation of the Business. For three years following the Closing, neither PTC nor any of its subsidiaries will engage in certain specified competitive businesses as provided in the Purchase Agreement, subject to certain exceptions.

Subject to certain limitations, PTC and Purchaser have agreed to indemnify each other for losses arising from certain breaches of the Purchase Agreement following the Closing and certain other liabilities.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the sale of the Business, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement governs the contractual rights between the parties in relation to the sale of the Business. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about PTC, Purchaser or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to PTC, the Business or Purchaser. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Closing if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in PTC’s public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this Form 8-K are forward-looking statements and include, but are not limited to, statements about the expected timing of the closing of the Transaction, the total Purchase Price to be paid for the Business, and the satisfaction of conditions to closing of the Transaction . In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. However, the absence of these words does not mean that a statement is not forward-looking. These statements involve risks and uncertainties, some of which are beyond PTC’s control, that could cause actual results, including the expected impact of the divestiture of the Business, to differ materially from those projected, including, among other things, the ability of the parties to the Transaction to complete the sale of the Business on the anticipated terms and timing or at all; the satisfaction or waiver of other conditions to the closing of the Transaction, including obtaining regulatory approvals; failure to realize the anticipated benefits of the Transaction, including the possibility that expected benefits of portfolio simplification will not be realized when or as we expect; delays in the closing of the Transaction due to regulatory approvals or other closing conditions; unexpected disruption from the Transaction; significant transaction costs; and other unknown liabilities. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Asset Purchase Agreement dated November 5, 2025 by and between PTC Inc. and Parrot US Buyer, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. PTC agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	November 5, 2025	By:	/s/Kristian Talvitie
Kristian Talvitie Executive Vice President, Chief Financial Officer